Exhibit 4.1

FIFTH AMENDMENT

FIFTH AMENDMENT, dated as of November 14, 2005 (this “Amendment”), with respect to the Amended and Restated Credit Agreement, dated as of May 28, 1998, as amended and restated as of January 16, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein), among Panavision Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto hereby agree as follows:

SECTION I  AMENDMENT

1.1.  Amendments to Section 1.1. (a) The following defined terms are hereby inserted in appropriate alphabetical order:

“Delayed Prepayment Conditions”: (a) the deposit of an amount of no less than an amount equal to principal outstanding and accrued interest through the date of redemption of the Existing Senior Subordinated Notes into the Designated Account, pending use of such funds for such redemption, and (b) the mailing of a notice of redemption pursuant to Section 3.03 of the Senior Subordinated Note Indenture, which notice of redemption shall provide that the Borrower intends to redeem all outstanding Existing Senior Subordinated Notes on or before January 5, 2006.

“Designated Account”: an account established at the trustee under the Senior Subordinated Note Indenture or any other Person reasonably acceptable to the Administrative Agent, which account shall be subject to reasonably satisfactory escrow or trust arrangements to the extent reasonably requested by the Administrative Agent.

“Existing Senior Subordinated Notes”: the senior subordinated notes of the Borrower referred to in clause (i) of the definition of “Senior Subordinated Notes”.

“Satisfactory Refinancing Terms”: a refinancing of the Existing Senior Subordinated Notes with senior subordinated debt of the Borrower maturing on or after December 31, 2007, which refinancing shall (i) not increase the amount of any payment of principal thereon, (ii) not increase the rate or shorten the date for payment of interest thereon, (iii) otherwise be no less favorable to the Lenders (including without limitation the subordination provisions thereof), (iv) not involve the payment of a consent fee and (v) be subject to documentation in form and substance reasonably satisfactory to the Administrative Agent; provided, that, for the avoidance of doubt, (A) a refinancing of the Existing Senior Subordinated Notes pursuant to Satisfactory Refinancing Terms shall constitute “Senior Subordinated Notes” for all purposes of this Agreement and the other Loan Documents, (B) at the Borrower’s request, such new senior subordinated debt may be issued on the date that the Delayed Prepayment Conditions are satisfied for the purpose of satisfying such conditions and therefore, during the period from that date through the redemption date, may be outstanding while the Existing Senior Subordinated Notes are outstanding, and (C) at the Borrower’s request, such subordination provisions may limit the senior indebtedness covered thereby to “Senior Debt” as defined in the Senior Subordinated Line of Credit Agreement.

1.2.  Amendment to Section 2.2. Section 2.2 of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and substituting in lieu thereof the following:

“Notwithstanding the foregoing, if (i) the Delayed Prepayment Conditions are not satisfied on or before December 1, 2005, all then outstanding Term Loans shall automatically become due and payable on December 1, 2005, (ii) the Delayed Prepayment Conditions are satisfied on or before December 1, 2005 and the Existing Senior Subordinated Notes are not refinanced on Satisfactory Refinancing Terms on or before January 5, 2006, all then outstanding Term Loans shall automatically become due and payable on January 5, 2006 and (iii) the Delayed Prepayment Conditions are satisfied on or before December 1, 2005 and the Existing Senior Subordinated Notes are refinanced on Satisfactory Refinancing Terms on or before January 5, 2006, no prepayment of the Term Loans shall be required; provided, that notwithstanding anything set forth herein, in the event that (x) the Delayed Prepayment Conditions are satisfied on or before December 1, 2005, (y) the Borrower withdraws any funds from the Designated Account after December 1, 2005 for any purpose other than redeeming the Senior Subordinated Notes and (z) the Existing Senior Subordinated Notes are still outstanding on the date of such withdrawal, all then outstanding Term Loans shall automatically become due and payable on the date of such withdrawal.”

1.3.  Amendment to Section 7.10. Section 7.10 of the Credit Agreement is hereby amended by (i) deleting the term “and” at the end of clause (x) of the proviso thereof, and (ii) inserting the following language at the end of clause (xi) of the proviso thereof:

“and (xii) a refinancing of the Existing Senior Subordinated Notes with senior subordinated debt of the Borrower owing to an Affiliate of the Borrower pursuant to Satisfactory Refinancing Terms”.

SECTION II  MISCELLANEOUS

2.1.  Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first set forth above upon the receipt by the Administrative Agent of counterparts of this Amendment duly executed and delivered by the Borrower, the Guarantors, the Administrative Agent and the Required Lenders.

2.2.  Representations and Warranties. The Borrower represents and warrants to each Lender that as of the effective date of this Amendment: (a) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing; and (b) no Default or Event of Default shall have occurred and be continuing as of the date hereof.

2.3.  Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The execution and delivery of the Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

2.4.  Continuing Effect; No Other Amendments. Except to the extent the Credit Agreement is expressly modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. This Amendment shall constitute a Loan Document.

2.5.  Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred to date in connection with this Amendment and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent.

2.6.  GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

PANAVISION INC.

By:  /s/ Damien M. Sullivan

Name:	Damien M. Sullivan
Title:	Vice President, General Counsel

JPMORGAN CHASE BANK, N.A., as

Administrative Agent and as a Lender

By:  /s/ Neil R. Boylan

Name:	Neil R. Boylan
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:  /s/ Daniel J. Falstad

Name:	Daniel J. Falstad
Title:	Vice President

CANPARTNERS INVESTMENTS IV, LLC, as a

Lender

By:  /s/ R.C.B. Evensen

Name:	R.C.B. Evensen
Title:	Managing Partner

CANYON CAPITAL CDO 2002-1 LTD., as a Lender

By: Canyon Capital Advisors LLC, as Collateral

Manager

By:  /s/ R.C.B. Evensen

Name:	R.C.B. Evensen
Title:	Managing Partner

CANYON CAPITAL CLO 2004-1 LTD., as a Lender

By: Canyon Capital Advisors LLC, as Collateral

Manager

By:  /s/ R.C.B. Evensen

Name:	R.C.B. Evensen
Title:	Managing Partner

SATELLITE SENIOR INCOME FUND, LLC, as a

Lender

By: Satellite Asset Management, L.P., as Investment

Manager

By:  /s/ Simon Raykher

Name:	Simon Raykher
Title:	General Counsel

ABN AMRO BANK N.V., as a Lender

By:  /s/ Bryan J. Matthews

Name:	Bryan J. Matthews
Title:	Vice President

By:  /s/ Neil J. Bivona

Name:	Neil J. Bivona
Title:	Senior Vice President

GRAYSON & CO, as a Lender

By: Boston Management and Research, as Investment

Advisor

By:  /s/ Craig P. Russ

Name:	Craig P. Russ
Title:	Vice President

SENIOR DEBT PORTFOLIO, as a Lender

By: Boston Management and Research, as Investment

Advisor

By:  /s/ Craig P. Russ

Name:	Craig P. Russ
Title:	Vice President

EATON VANCE SENIOR INCOME TRUST, as a

Lender

By: Eaton Vance Management, as Investment Advisor

By:  /s/ Craig P. Russ

Name:	Craig P. Russ
Title:	Vice President

EATON VANCE INSTITUTIONAL SENIOR LOAN

FUND, as a Lender

By: Eaton Vance Management, as Investment Advisor

By:  /s/ Craig P. Russ

Name:	Craig P. Russ
Title:	Vice President

EATON VANCE CDO III, LTD., as a Lender

By: Eaton Vance Management, as Investment Advisor

By:  /s/ Craig P. Russ

Name:	Craig P. Russ
Title:	Vice President

EATON VANCE CDO VI LTD., as a Lender

By: Eaton Vance Management, as Investment Advisor

By:  /s/ Craig P. Russ

Name:	Craig P. Russ
Title:	Vice President

NATEXIS BANQUES POPULAIRES, as a Lender

By:  /s/ Frank H. Madden, Jr.

Name:	Frank H. Madden, Jr.
Title:	Vice President & Group Manager

By:  /s/ Jordan H. Levy

Name:	:Jordan H. Levy
Title:	Assistant Vice President

SUNAMERICA LIFE INSURANCE COMPANY, as a

Lender

By: AIG Global Investment Corp., as Investment

Advisor

By:  /s/ W. Jeffrey Baxter

Name:	W. Jeffrey Baxter
Title:	Vice President

GALAXY CLO 1999-1, LTD., as a Lender

By: AIG Global Investment Corp., as Collateral

    Manager

By:  /s/ W. Jeffrey Baxter

Name:	W. Jeffrey Baxter
Title:	Vice President

KZH SOLEIL LLC, as a Lender

By:  /s/ Wai Kee Lee

Name:	Wai Kee Lee
Title:	Authorized Agent

VAN KAMPEN SENIOR LOAN FUND, as a Lender

By: Van Kampen Asset Management

By:  /s/ Christina Jamieson

Name:	Christina Jamieson
Title:	Executive Director

VAN KAMPEN SENIOR INCOME TRUST, as a

Lender

By: Van Kampen Asset Management

By:  /s/ Christina Jamieson

Name:	Christina Jamieson
Title:	Executive Director

THE UNDERSIGNED GUARANTORS HEREBY CONSENT AND AGREE TO THE FOREGOING AMENDMENT AS OF THE DATE HEREOF.

PANAVISION U.K. HOLDINGS, INC.

By:  /s/ Damien M. Sullivan

Name:	Damien M. Sullivan
Title:	Vice President and Secretary

LPPI, LLC

By:  /s/ Damien M. Sullivan

Name:	Damien M. Sullivan
Title:	Vice President and Secretary

PANAVISION GP INC.

By:  /s/ Damien M. Sullivan

Name:	Damien M. Sullivan
Title:	Vice President and Secretary

PANAVISION INTERNATIONAL, L.P.

By: Panavision GP Inc., as General Partner

By:  /s/ Damien M. Sullivan

Name:	Damien M. Sullivan
Title:	Vice President and Secretary

PANY RENTAL INC.

By:  /s/ Damien M. Sullivan

Name:	Damien M. Sullivan
Title:	Vice President and Secretary

PANAVISION FEDERAL SYSTEMS, LLC

By:  /s/ Damien M. Sullivan

Name:	Damien M. Sullivan
Title:	Vice President and Secretary

TFN LIGHTING CORP.

By:  /s/ Damien M. Sullivan

Name:	Damien M. Sullivan
Title:	Vice President and Secretary

PANAVISION REMOTE SYSTEMS LLC

By:  /s/ Damien M. Sullivan

Name:	Damien M. Sullivan
Title:	Vice President and Secretary